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                                  EXHIBIT 4.3
          COPY OF THE PARTNERSHIP'S CERTIFICATE OF LIMITED PARTNERSHIP

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                               STATE OF DELAWARE

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                         ICON INCOME FUND EIGHT B L.P.

    The Undersigned, desiring to form a limited partnership pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

    1. FIRST: The name of the limited partnership is "ICON Income Fund Eight B L.P."

    2. SECOND: The name and address of the Registered Agent is Corporation Service Company, 1013 Centre Road, Wilmington, (County of New Castle) Delaware 19805

    3. THIRD: The name and mailing address of each general partner is as follows:


                               111 Church Street
                             White Plains, NY 10601


    IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of ICON Income Fund Eight B L.P. as of this 7th day of February, 2000.

                                          ICON Income Fund Eight B L.P.
                                          By its General Partner, ICON Captial
                                          Corp.

                                          /s/ THOMAS W. MARTIN
                                          --------------------------------------
                                          Thomas W. Martin
                                          EXECUTIVE VICE PRESIDENT